                                                                    EXHIBIT 99.1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders,
North Central Oil Corporation:

We have audited the accompanying consolidated balance sheets of North Central Oil Corporation (a Delaware corporation) and subsidiaries ("North Central") as of December 31, 2000 and 1999, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of North Central's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Central as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

As described in Note 2 of the Notes to the Consolidated Financial Statements, North Central restated its December 31, 1999 and 1998 financial statements to include the purchase cost attributable to the acquisition of the minority interests by its parent, NORIC Corporation.


Houston, Texas
February 16, 2001

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                              YEARS ENDED DECEMBER 31,
                                                  -----------------------------------------------
                                                      2000             1999              1998
                                                  ------------     ------------      ------------

REVENUE:

Oil and gas sales ...........................     $144,900,000     $ 88,000,000      $ 57,000,000
Interest and other income ...................          700,000          800,000           700,000
Gain (loss) on sale of assets ...............               --         (900,000)          500,000
                                                  ------------     ------------      ------------
     Total revenue ..........................      145,600,000       87,900,000        58,200,000
                                                  ------------     ------------      ------------

COSTS AND EXPENSES:

Production expenses .........................       16,200,000       14,400,000        11,900,000
Production and other taxes ..................       10,900,000        7,100,000         4,500,000
Depreciation, depletion and amortization ....       31,500,000       31,300,000        22,800,000
Exploration costs ...........................        7,400,000        6,900,000        11,800,000
General and administrative expenses .........        4,600,000        4,800,000         4,900,000
Interest expense ............................       10,300,000        9,300,000         4,600,000
Deferred compensation expense ...............       34,700,000        7,000,000         1,500,000
Other expense ...............................          700,000          400,000                --
                                                  ------------     ------------      ------------
     Total costs and expenses ...............      116,300,000       81,200,000        62,000,000
                                                  ------------     ------------      ------------

NET INCOME (LOSS) BEFORE FEDERAL
     INCOME TAXES ...........................       29,300,000        6,700,000        (3,800,000)
                                                  ------------     ------------      ------------

FEDERAL INCOME TAX PROVISION (BENEFIT) ......       11,100,000        2,200,000        (1,400,000)
                                                  ------------     ------------      ------------

NET INCOME (LOSS) ...........................     $ 18,200,000     $  4,500,000      $ (2,400,000)
                                                  ============     ============      ============

          See accompanying notes to consolidated financial statements.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                             DECEMBER 31,
                                                                   --------------------------------
                                                                        2000               1999
                                                                   -------------      -------------

CURRENT ASSETS:

Cash and cash equivalents ....................................     $  10,800,000      $   6,300,000
Accounts receivable ..........................................        17,300,000         11,000,000
Federal income taxes receivable - NORIC ......................         2,100,000                 --
Prepaid expenses and other current assets ....................         1,000,000            900,000
                                                                   -------------      -------------
     Total current assets ....................................        31,200,000         18,200,000
                                                                   -------------      -------------

PROPERTY AND EQUIPMENT (AT COST):

Oil and gas properties (successful-efforts method) ...........       445,200,000        383,300,000
Other fixed assets ...........................................         5,500,000          5,300,000
                                                                   -------------      -------------

                                                                     450,700,000        388,600,000
Less accumulated depreciation, depletion and amortization ....      (143,600,000)      (112,500,000)
                                                                   -------------      -------------
                                                                     307,100,000        276,100,000
                                                                   -------------      -------------

OTHER ASSETS:

Deferred charges - commodity hedges ..........................        30,200,000                 --
Gas imbalance receivable .....................................         2,100,000          2,000,000
Other noncurrent assets ......................................         1,400,000          1,100,000
                                                                   -------------      -------------
                                                                      33,700,000          3,100,000
                                                                   -------------      -------------
TOTAL ASSETS .................................................     $ 372,000,000      $ 297,400,000
                                                                   =============      =============

          See accompanying notes to consolidated financial statements.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                         DECEMBER 31,
                                                                --------------------------------
                                                                    2000               1999
                                                                -------------      -------------

CURRENT LIABILITIES:

Accounts payable and accrued liabilities ..................     $  28,500,000      $  16,000,000
Royalties and revenue payable .............................        12,600,000          7,500,000
Federal income taxes payable - NORIC ......................                --          1,100,000
                                                                -------------      -------------
     Total current liabilities ............................        41,100,000         24,600,000
                                                                -------------      -------------

OTHER LIABILITIES:

Long-term debt ............................................       124,500,000        120,000,000
Deferred compensation payable .............................        45,400,000         11,000,000
Deferred federal income taxes payable .....................        25,700,000         26,900,000
Deferred income - interest rate hedges ....................         2,300,000                 --
Other noncurrent liabilities ..............................         1,300,000          1,400,000
                                                                -------------      -------------
                                                                  199,200,000        159,300,000
                                                                -------------      -------------

COMMITMENTS AND CONTINGENCIES (SEE NOTE 9):

STOCKHOLDERS' EQUITY:

Common stock, $1 par value, 750,000 shares authorized,
     184,937 shares issued ................................           200,000            200,000
Additional paid-in capital ................................        48,100,000         48,100,000
Retained earnings .........................................       106,000,000         87,800,000
                                                                -------------      -------------
                                                                  154,300,000        136,100,000

Less 121,009 shares treasury stock, at cost ...............       (22,600,000)       (22,600,000)
                                                                -------------      -------------
                                                                  131,700,000        113,500,000
                                                                -------------      -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................     $ 372,000,000      $ 297,400,000
                                                                =============      =============

          See accompanying notes to consolidated financial statements.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                YEARS ENDED DECEMBER 31,
                                                                  ---------------------------------------------------
                                                                       2000               1999               1998
                                                                  -------------      -------------      -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) ...........................................     $  18,200,000      $   4,500,000      $  (2,400,000)
                                                                  -------------      -------------      -------------
Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
        (Gain)loss on sale of assets ........................                --            900,000           (500,000)
        Depreciation, depletion and amortization ............        31,500,000         31,300,000         22,800,000
        Exploration costs ...................................         7,400,000          6,900,000         11,800,000
        Deferred federal income tax provision (benefit) .....        (1,200,000)           100,000         (1,300,000)
        Deferred compensation expense .......................        34,700,000          7,000,000          1,500,000
        Changes in other assets and liabilities:
           Accounts receivable ..............................        (6,000,000)        (2,400,000)          (900,000)
           Federal income taxes receivable/payable ..........        (3,200,000)         1,600,000           (100,000)
           Prepaid expenses and other current assets ........          (300,000)           200,000           (800,000)
           Deferred charges - commodity hedges ..............       (30,200,000)                --                 --
           Gas imbalance receivable .........................          (100,000)           500,000            800,000
           Accounts payable and accrued liabilities .........        12,500,000          2,500,000          6,200,000
           Royalties and revenue payable ....................         5,100,000          4,300,000         (2,100,000)
           Deferred compensation payable ....................          (300,000)                --                 --
           Deferred income - interest rate hedges ...........         2,300,000                 --                 --
           Other noncurrent liabilities .....................          (100,000)                --                 --
                                                                  -------------      -------------      -------------
               Total adjustments ............................        52,100,000         52,900,000         37,400,000
                                                                  -------------      -------------      -------------
               Net cash provided by operating activities ....        70,300,000         57,400,000         35,000,000
                                                                  -------------      -------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of assets ............................           200,000          4,900,000          3,500,000
Acquisition, exploration and development of oil
     and gas properties .....................................       (69,500,000)       (57,700,000)      (120,500,000)
Advances to operators .......................................                --            200,000           (100,000)
Net change in other fixed and noncurrent assets .............        (1,000,000)          (400,000)          (500,000)
                                                                  -------------      -------------      -------------
               Net cash used by investing activities ........       (70,300,000)       (53,000,000)      (117,600,000)
                                                                  -------------      -------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt ................................        41,500,000        139,000,000        167,600,000
Repayment of long-term debt .................................       (37,000,000)      (142,000,000)       (82,500,000)
Proceeds from issuance of stock .............................                --                 --            200,000
                                                                  -------------      -------------      -------------
               Net cash provided (used) by
                   financing activities .....................         4,500,000         (3,000,000)        85,300,000
                                                                  -------------      -------------      -------------

NET INCREASE IN CASH AND CASH EQUIVALENTS ...................         4,500,000          1,400,000          2,700,000

CASH AND CASH EQUIVALENTS AT BEGINNING
     OF YEAR ................................................         6,300,000          4,900,000          2,200,000
                                                                  -------------      -------------      -------------

CASH AND CASH EQUIVALENTS AT END OF YEAR ....................     $  10,800,000      $   6,300,000      $   4,900,000
                                                                  =============      =============      =============

Supplemental cash flow disclosure:
     Interest paid ..........................................     $   9,100,000      $   9,700,000      $   4,700,000
                                                                  =============      =============      =============

     Income taxes paid ......................................     $  15,500,000      $   1,000,000      $          --
                                                                  =============      =============      =============

          See accompanying notes to consolidated financial statements.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                                             TREASURY STOCK,
                                                    COMMON STOCK            ADDITIONAL                           AT COST
                                              --------------------------     PAID-IN       RETAINED     ----------------------------
                                                SHARES         AMOUNT        CAPITAL       EARNINGS         SHARES         AMOUNT
                                              -----------  -------------  -------------  -------------  -------------  -------------

BALANCE, DECEMBER 31, 1997 ..................     179,267  $     200,000  $   1,900,000  $  85,700,000        121,009  $  22,600,000

Stock issued in connection with
   reorganization of affiliated entities
   (See Note 3) .............................       5,670             --     19,200,000             --             --             --

Acquisition of minority interests by
   NORIC (See Note 3) .......................          --             --     27,000,000             --             --             --

Net income (loss) ...........................          --             --             --     (2,400,000)            --             --
                                              -----------  -------------  -------------  -------------  -------------  -------------

BALANCE, DECEMBER 31, 1998 ..................     184,937        200,000     48,100,000     83,300,000        121,009
                                                                                                                          22,600,000

Net income ..................................          --             --             --      4,500,000             --             --
                                              -----------  -------------  -------------  -------------  -------------  -------------

BALANCE, DECEMBER 31, 1999 ..................     184,937  $     200,000     48,100,000     87,800,000        121,009     22,600,000

Net income ..................................          --             --             --     18,200,000             --             --
                                              -----------  -------------  -------------  -------------  -------------  -------------

BALANCE, DECEMBER 31, 2000 ..................     184,937  $     200,000  $  48,100,000  $ 106,000,000        121,009  $  22,600,000
                                              ===========  =============  =============  =============  =============  =============

          See accompanying notes to consolidated financial statements.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   ORGANIZATION

     North Central Oil Corporation, together with its wholly-owned subsidiaries ("North Central"), is a privately held independent oil and gas company incorporated under the laws of the state of Delaware in 1955. North Central is wholly-owned directly and indirectly by a single entity, NORIC Corporation ("NORIC"). North Central is in the business of acquiring, exploring, developing and producing oil and gas reserves. In addition, North Central is the manager of certain joint venture programs and affiliated entities (collectively, the "Affiliates").

     In November 2000, NORIC's board of directors approved a definitive merger agreement whereby NORIC would be acquired by Pogo Producing Company. The transaction is conditioned upon, among other things, the approval of the stockholders of both companies and customary regulatory approvals.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of North Central, its wholly-owned subsidiaries and its proportionate share of the assets, liabilities, revenue and expenses of the Affiliates. These financial statements have been prepared in accordance with generally accepted accounting principles and all significant intercompany accounts and transactions have been eliminated. Additionally, certain reclassifications have been made to conform the prior year data to the current format.

     RESTATEMENT

     As discussed in Note 3, effective May 1, 1998, NORIC acquired the minority interests in North Central. North Central's financial statements for 1998 and 1999 were originally issued without including the purchase cost attributable to the acquisition of the minority interests by NORIC. The accompanying financial statements for 1998 and 1999 have been restated to record the purchase cost attributable to the acquisition of the minority interests in North Central's separate financial statements. This restatement resulted in a reduction of net income before federal income taxes of $4,700,000 and $5,600,000 and a reduction of net income of $3,100,000 and $3,700,000 for the years ended December 31, 1999 and 1998, respectively.

     CASH AND CASH EQUIVALENTS

     Cash in excess of North Central's daily requirements is generally invested in short-term, highly liquid investments with maturities of three months or less. Such investments are carried at cost, which approximates market, and are considered to be cash equivalents.

     PROPERTY AND EQUIPMENT

     Oil and gas properties are accounted for on the successful-efforts method whereby costs, including lease acquisition costs, lease and well equipment and intangible drilling costs associated with exploration efforts which result in the discovery of proved reserves and costs associated with development efforts, whether or not successful, are capitalized. If an exploratory well is determined to be dry, the capitalized exploratory costs are charged to expense. All other exploratory costs are charged to expense as incurred.

     Capitalized costs of oil and gas properties are amortized on a property-by-property basis using the unit-of-production method based on units of proved reserves. In the event that the net capitalized costs of an oil and gas property were to exceed its undiscounted future net cash flows, the carrying value of such property would be reduced to its fair value through a charge to current operations.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Costs of acquiring unevaluated oil and gas properties to be explored by North Central are capitalized and subsequently are transferred to producing oil and gas properties when a lease or other mineral interest becomes productive or are charged to expense at such time as the lease or other mineral interest is surrendered or determined to be unproductive.

     When assets are sold, the difference between the proceeds and the net book value is credited or charged to income as gain or loss.

     GAS IMBALANCES

     Gas imbalances result when joint owners of an oil and gas property take more or less production from the property than they are entitled to based on their ownership percentages in the property. North Central accounts for its share of such imbalances under the entitlements method whereby it records revenue for its share of production whether or not the gas is actually taken. Differences between the amounts taken and the amounts to which North Central is entitled are reflected as gas imbalance receivables or payables.

     STOCK-BASED COMPENSATION

     North Central measures the liability for its phantom share incentive compensation plan based on the change in the fair value of phantom shares granted over their respective grant price and recognizes compensation expense in the period in which the changes in value occur. The amounts accrued for this plan are reported as deferred compensation in the accompanying financial statements.

     INCOME TAXES

     Deferred federal income taxes are provided under the liability method on differences between the reported amount of an asset or liability in the financial statements and its tax reporting basis. Such differences arise primarily from the deduction for tax purposes of certain oil and gas exploration and development costs which are capitalized for financial reporting purposes.

     USE OF ESTIMATES

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, if any, at the date of the consolidated financial statements and reported amounts of revenue, costs and expenses during the reporting period.

3.   REORGANIZATION OF AFFILIATED ENTITIES

     Effective May 1, 1998, North Central merged several affiliated entities into North Central, exchanged stock in North Central for assets, and NORIC acquired the minority interests in North Central. These transactions were consummated simultaneously as part of a tax-free reorganization in accordance with Internal Revenue Code Section 351. The following discusses each of the transactions separately and the impact on the financial statements.

     MERGER OF AFFILIATED ENTITIES

     The shareholders of several affiliated entities exchanged 100% of their common stock for common stock of NORIC. The assets and liabilities of these affiliated entities were then contributed to North Central in exchange for shares of North Central's common stock. These transactions represented a reorganization of entities under common control and were accounted for similar to a pooling-of-interests effective as of the closing date. The financial reporting basis of the assets and liabilities that were combined with North Central's accounts as of May 1, 1998 are as follows:

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         ACCOUNT                                   AMOUNT
------------------------------------------------------------     ----------

Total current assets .......................................     $  800,000
Net oil and gas properties, at cost, successful-efforts
     method of accounting ..................................      6,600,000
Other noncurrent assets ....................................        500,000
                                                                 ----------
          Total assets .....................................     $7,900,000
                                                                 ==========
Accounts payable and accrued liabilities -- current ........     $  300,000
Other noncurrent liabilities ...............................        600,000
Deferred federal income taxes ..............................      1,200,000
                                                                 ----------
          Total liabilities ................................     $2,100,000
                                                                 ==========
Net book value .............................................     $5,800,000
                                                                 ==========

     North Central issued 2,050 shares of its $1.00 par value common stock to the affiliated entities in connection with these mergers and recorded additional paid-in-capital for the excess of the net book value of the assets acquired over the par value of the common stock issued.

     EXCHANGE OF COMMON STOCK FOR ASSETS

     NORIC acquired certain oil and gas assets and liabilities from a Subchapter S corporation owned by one of North Central's stockholders in exchange for stock in NORIC. This transaction represented a purchase where the assets and liabilities acquired were recorded at their fair market values. NORIC then contributed the acquired assets and liabilities to North Central in exchange for shares of North Central's common stock. The financial reporting basis of the assets and liabilities contributed to North Central as of May 1, 1998 are as follows:

                      ACCOUNT                                 AMOUNT
-------------------------------------------------------     -----------

Total current assets ..................................     $   900,000
Net oil and gas properties ............................      16,000,000
Other noncurrent assets ...............................         900,000
                                                            -----------
          Total assets ................................     $17,800,000
                                                            ===========
Accounts payable and accrued liabilities -- current ...     $   700,000
Other noncurrent liabilities ..........................       1,000,000
Deferred federal income taxes .........................       2,700,000
                                                            -----------
          Total liabilities ...........................     $ 4,400,000
                                                            ===========
Fair market value of net assets acquired ..............     $13,400,000
                                                            ===========

     North Central issued 3,620 shares of its $1.00 par value common stock to NORIC for the net assets listed above and recorded additional paid-in-capital for the excess of the fair market value of the net assets acquired over the par value of the common stock issued.

     ACQUISITION OF MINORITY INTERESTS

     NORIC exchanged 10,499 shares of its common stock for 10,499 shares of common stock of North Central owned by the minority interests. This transaction represented a purchase where the assets and liabilities acquired were recorded at their fair market values. The accompanying financial statements for 1998 and 1999 have been restated to record the purchase cost attributable to this acquisition in North Central's separate financial statements. The fair market value in excess of the net book value for the assets and liabilities acquired from the minority interests as of May 1, 1998 is as follows:

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ACCOUNT                             AMOUNT
--------------------------------------------------     ----------

Oil and gas properties ...........................     $40,900,000
                                                       -----------
          Total assets ...........................     $40,900,000
                                                       ===========
Deferred federal income taxes ....................     $13,900,000
                                                       -----------
          Total liabilities ......................     $13,900,000
                                                       ===========
Net fair market value in excess of book value ....     $27,000,000
                                                       ===========

4.   TRANSACTIONS WITH RELATED PARTIES

     In the ordinary course of business, North Central incurs receivable and payable balances resulting from the payment of costs and expenses and collection of revenue on behalf of the Affiliates.

     North Central is reimbursed for certain costs incurred in managing its Affiliates. For the years ended December 31, 2000, 1999 and 1998, general and administrative expenses have been reduced by reimbursements of $15,000, $30,000 and $200,000, respectively.

     North Central retains the services of a law firm of which certain directors and former stockholders of North Central are partners. During the years ended December 31, 2000, 1999 and 1998, North Central recorded $300,000, $100,000 and $200,000, respectively, for legal services performed by such firm.

5.   FINANCIAL INSTRUMENTS

     HEDGES

     North Central enters into various oil and gas hedging contracts with major financial institutions and purchasers of oil and gas products in managing its exposure to product price volatility. Under such contracts, North Central receives or makes payments based on the differential between fixed and variable prices for crude oil and natural gas, which amounts are recorded as oil and gas sales. North Central also utilizes financial instruments to sell a portion of its natural gas production at New York Mercantile Exchange prices less a basis differential rather than the local area index prices. Amounts received or paid under such hedging and financial instrument contracts reduced oil and gas sales by $29,200,000 in 2000, reduced oil and gas sales by $1,500,000 in 1999 and increased oil and gas sales by $1,500,000 in 1998. The contracts in place as of December 31, 1999 and 1998, had market values of $6,700,000 and $3,500,000, respectively. As discussed below, all hedging and financial instrument contracts were terminated during 2000.

     The production volumes and fixed prices received for 2000, 1999 and 1998 under North Central's various oil and gas swap contracts are summarized in the table below:

                                           2000               1999               1998
                                      --------------     --------------     --------------

Gas:
  Production sold, MMBtu ........         17,800,000         17,200,000          8,400,000
  Average gas price per unit ....              $2.27              $2.27              $2.38

     During 2000, North Central terminated its fixed price swap contracts for January 2001 through December 2003 at a cost of $30,100,000. North Central also terminated its basis contracts for September 2000 through December 2001 for proceeds of $49,000. The net cost paid to terminate these commodity hedges were recorded as deferred charges. These deferred charges are amortized over the remaining terms of the original contracts.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     North Central has also entered into interest rate swap contracts in order to mitigate the impact of changes in interest rates on its long-term debt. The notional principal amounts under such contracts prior to their termination discussed below, totaled approximately $80,000,000 in 2000, and were $81,300,000 and $58,000,000 at December 31, 1999 and 1998,
     respectively, with an effective interest rate of approximately 7%. Amounts received or paid under such contracts are recorded as interest expense and decreased such expense in 2000 by $200,000 and increased such expense in 1999 and 1998 by $300,000 and $200,000, respectively.

     In August 2000, North Central terminated all of its interest rate swap contracts resulting in the receipt of $2,600,000. North Central recorded deferred income which is being amortized over the remaining terms of the original contracts.

     Interest rate swap contracts in place as of December 31, 1999 and 1998 had market values of $3,100,000 and ($1,400,000), respectively.

     As North Central has terminated its commodity hedges and interest rate swaps as discussed above, North Central does not anticipate that the adoption of Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" will have a material impact on its financial statements.

     CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject North Central to concentrations of credit risk consist primarily of cash and short-term investments, accounts receivable and financial instruments used in hedging activities. North Central generally places its cash and short-term investments with a single high-quality financial institution and enters into hedging contracts with high-quality financial institutions and major purchasers of oil and gas products. North Central does not believe that there are significant risks of nonperformance by any of these counterparties.

     Since North Central's joint interest partners and purchasers of North Central's oil and gas production are concentrated within the energy industry, credit risk exists with respect to accounts receivable. North Central controls its credit risk through credit approvals, credit limits and monitoring procedures. Additionally, North Central requires letters of credit and advance payments, if deemed necessary.

     The largest purchaser of North Central's oil and gas production (Enron Capital and Trade Resources Corporation) accounted for $51,400,000, $28,200,000, and $20,500,000 of total oil and gas sales for the years ended December 31, 2000, 1999 and 1998, respectively. The second largest purchaser of North Central's oil and gas production (Conoco, Inc. in 2000 and NGC Oil Trading and Transportation in 1999 and 1998) accounted for $26,800,000, $15,600,000 and $11,700,000 of total oil and gas sales for the years ended December 31, 2000, 1999 and 1998, respectively. North Central's third largest purchaser of oil and gas production (NGC Oil Trading and Transportation in 2000 and Conoco, Inc. in 1999) accounted for $20,300,000 and $13,600,000 of total oil and gas sales for the years ended December 31, 2000 and 1999, respectively.

6.   FEDERAL INCOME TAXES

     As a result of the reorganization of affiliated entities, North Central became a member of a consolidated tax group with NORIC for federal income tax reporting purposes effective May 1, 1998. This required North Central to file a final income tax return for the four months ended April 30, 1998 resulting in a tax refund of $200,000 received in 1999.

     North Central generated a tax net operating loss of $2,500,000 and a percentage depletion carryforward of $300,000 for the period from May 1, 1998 to December 31, 1998. This tax loss and depletion carryforward were utilized in 1999 to offset federal taxable income generated in 1999. The carryforwards utilized in 1999 were recognized in the financial statements as a reduction of the deferred income tax provision for 1998 and a corresponding increase in the deferred income tax provision in 1999.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Also in 1999, North Central filed amended federal income tax returns for the 1995 and 1996 tax years. The amendments were filed claiming additional allowable depletion deductions which resulted in a $300,000 tax refund received in 1999.

     At December 31, 1999, North Central had alternative minimum tax credits of $1,200,000 from prior years whose utilization is governed by the separate return limitation year rules of the Internal Revenue Code. These alternative minimum tax credits were utilized in 2000 to reduce North Central's current federal income tax provision.

     The difference between the effective rate of the provision for income taxes and the amount which would be determined by applying the statutory federal income tax rate to income before the provision for income taxes is as follows:

                                                                            2000              1999              1998
                                                                        ------------      ------------      ------------

Federal income taxes computed at statutory  rate...................     $ 10,300,000      $  2,400,000      $ (1,300,000)
Increases (decreases) resulting from -
  Increase in tax bracket .........................................          900,000                --                --
  Statutory depletion in excess of tax basis ......................         (400,000)         (200,000)         (100,000)
  Other ...........................................................          300,000                --                --
                                                                        ------------      ------------      ------------
Federal income tax provision (benefit) ............................     $ 11,100,000      $  2,200,000      $ (1,400,000)
                                                                        ============      ============      ============

    The components of the provision for federal income taxes are as follows:

                                                    2000              1999             1998
                                                ------------      ------------     ------------

Current provision (benefit) ...............     $ 12,300,000      $  2,100,000     $   (100,000)
Deferred provision (benefit) ..............       (1,200,000)          100,000       (1,300,000)
                                                ------------      ------------     ------------
Federal income tax provision (benefit) ....     $ 11,100,000      $  2,200,000     $ (1,400,000)
                                                ============      ============     ============

7.   LONG - TERM DEBT

     At December 31, 2000 and 1999, long-term debt consisted of borrowings of $124,500,000 and $120,000,000, respectively, under North Central's revolving credit facility. The carrying amounts for long-term debt approximate the fair value of such debt.

     In April 1999, North Central amended and restated its $140,000,000 credit facility increasing the available line of credit up to $175,000,000 and increasing the maximum margin charged over the Eurodollar rate from 1.25% to 1.50%. North Central used initial borrowings under the new facility to retire the amounts previously outstanding under its prior facility and finance the acquisition of producing oil and gas properties.

     North Central's $175,000,000 credit facility provides for revolving balances (subject to the borrowing base limitation) through November 2003, the maturity date, or to a later date if extended. As of December 31, 2000, North Central's borrowing base is $175,000,000. Pursuant to the credit agreement, borrowings are made using various interest rate options which include the Eurodollar rate plus a margin ranging from .875% to 1.50% or the current prime rate. At December 31, 2000 and 1999, advances totaling $124,500,000 and $120,000,000, respectively, were outstanding under the credit facility with various interest rates averaging 8.04% in 2000 and an interest rate of 7.8% in 1999. Subsequent to December 31, 2000, North Central decreased the amount of outstanding debt under its facility to $27,000,000, with proceeds received from Walton Corporation (a wholly-owned subsidiary of NORIC) under a $68,500,000 demand promissory note as discussed below and operating cash flows.

     The credit agreement discussed above contains various covenants that, among other things, set minimum net worth and interest coverage requirements, and limit the amount of additional indebtedness that can be incurred and the amount of annual dividends that can be paid. The agreement also provides for a semiannual borrowing base redetermination and the payment of various bank fees, including quarterly commitment fees.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The amount of available borrowing under the credit facility is reduced by the issuance of any letters of credit. At December 31, 2000, North Central had established one irrevocable standby letter of credit in the amount of $1,400,000 as security for the payment of certain abandonment costs. No amounts have been drawn under this letter of credit.

     In January 2001, North Central executed a $68,500,000 demand promissory note payable to Walton Corporation, a wholly-owned subsidiary of NORIC. The proceeds of the demand promissory note were used to retire existing advances on North Central's credit facility. North Central agreed to pay interest on the unpaid principal balance of the note at the rate of 5.75% per annum.

8.   EMPLOYEE BENEFIT PLANS

     North Central sponsors a number of employee benefit and compensation plans, of which the principal ones are discussed below. The other plans do not have a significant impact on the financial statements, either individually or in the aggregate.

     MONEY PURCHASE PENSION PLAN

     North Central's pension plan is a defined contribution plan covering substantially all of its employees and the employees of its subsidiaries who have completed 60 days of service. North Central contributes seven percent of each covered employee's base salary to the plan, which amounts are funded on a current basis and invested at the direction of the employee in one or more mutual funds. Contributions vest to the employee over a five-year period of service. Contributions made by North Central and charged to expense in 2000, 1999 and 1998 were $300,000 each year.

     401(k) PLAN

     North Central has a voluntary 401(k) savings plan covering substantially all of its employees and the employees of its subsidiaries who have completed 60 days of service. The plan allows eligible employees to make contributions of up to six percent of their salary before federal income taxes. North Central matches such contributions and both North Central and employee contributions are invested at the direction of the employee in one or more mutual funds. The employee vests in North Central's contributions over a five-year period of service. Contributions made by North Central and charged to expense in 2000, 1999 and 1998 were $300,000, $300,000 and
     $200,000, respectively.

     OTHER POSTRETIREMENT PLANS

     North Central sponsors unfunded postretirement benefit plans for all employees who retired prior to 1996. Such plans provide medical and life insurance benefits for retired employees on a contributory basis. The accrued postretirement benefit cost included in other noncurrent liabilities in North Central's balance sheet at December 31, 2000 and 1999 was $1,200,000 each year. Net periodic postretirement benefit cost for the years ended December 31, 2000, 1999 and 1998 was ($1,000), $6,000 and
     $29,000, respectively.

     PHANTOM SHARE PLAN

     Effective January 1, 1996, North Central instituted a phantom share plan to provide incentive compensation to certain officers and employees of North Central. Under this plan, the participants are entitled to receive the increase in value of granted phantom shares during vesting periods that run through December 31, 2001 to December 31, 2003. North Central has granted approximately 6,600 phantom shares as of December 31, 2000, resulting in a liability for future compensation of $45,100,000 that was accrued as of December 31, 2000.

     The pending merger with Pogo Producing Company will result in immediate vesting of phantom shares granted under North Central's phantom share plan. Based on the value of the merger consideration and

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     100% vesting of granted phantom shares, North Central's liability for future compensation under the phantom share plan is currently estimated to be $51,000,000. The merger agreement provides that amounts payable under the phantom share plan shall be paid by North Central immediately prior to the closing of the merger.

9.   COMMITMENTS AND CONTINGENCIES

     LEASE OBLIGATIONS

     North Central leases office space pursuant to a lease agreement that was set to terminate on December 31, 2000. In June 2000, North Central renewed its office lease agreement and extended the primary term of the lease until December 31, 2001, with an option to extend the term of the lease for an additional year. In August 2000, North Central leased additional space for a primary term of 11 months. Future noncancelable payments under the office lease are $400,000 for 2001. Rent expense for the years ended December 31, 2000, 1999 and 1998 was $400,000, $300,000 and $300,000, respectively.

     North Central leases compressors used in its oil and gas production operations. The terms of the leasing agreements provide for seven-year base terms, extension of the base term and purchase options available at the end of the leases. Future minimum rental payments are $1,000,000 each year for 2001 and 2002, $900,000 for 2003, $600,000 for 2004 and $400,000 for 2005.
     Amounts charged to expense for the years ended December 31, 2000, 1999 and 1998 were $1,000,000, $1,000,000 and $600,000, respectively.

     LITIGATION

     There are various lawsuits and claims against North Central, none of which, in the opinion of management, will individually or in the aggregate have a material adverse effect on North Central's financial position or results of operations.

10.  SUPPLEMENTARY INFORMATION ON OIL AND GAS OPERATIONS

     The following supplementary information on North Central's oil and gas operations is presented in accordance with Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities."

     CAPITALIZED COSTS

                                                                      DECEMBER 31,
                                                  ---------------------------------------------------
                                                      2000                1999              1998
                                                  -------------      -------------      -------------

Proved properties ...........................     $ 436,700,000      $ 375,300,000      $ 329,400,000
Unevaluated properties ......................         8,500,000          8,000,000         10,600,000
                                                  -------------      -------------      -------------
Total capitalized costs .....................       445,200,000        383,300,000        340,000,000
Less accumulated depreciation, depletion
  and amortization ..........................      (139,300,000)      (108,600,000)       (84,300,000)
                                                  -------------      -------------      -------------
Net capitalized costs .......................     $ 305,900,000      $ 274,700,000      $ 255,700,000
                                                  =============      =============      =============

     COSTS INCURRED IN PROPERTY ACQUISITION, EXPLORATION AND DEVELOPMENT ACTIVITIES

                                             YEARS ENDED DECEMBER 31,
                                  ----------------------------------------------
                                      2000             1999             1998
                                  ------------     ------------     ------------

Acquisitions --
  Proved properties .........     $         --     $ 25,700,000     $ 95,000,000
  Minority interests ........               --               --       40,900,000
  Unevaluated properties ....        2,300,000          700,000        5,000,000
Exploration costs ...........       12,500,000        8,900,000       10,000,000
Development costs ...........       54,700,000       22,400,000       33,200,000
                                  ------------     ------------     ------------
                                  $ 69,500,000     $ 57,700,000     $184,100,000
                                  ============     ============     ============

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The amount shown for costs incurred related to the acquisition of the minority interests includes $13,900,000 recorded for deferred federal income taxes payable.

     RESULTS OF OPERATIONS FROM OIL AND GAS PRODUCING ACTIVITIES

                                                                 YEARS ENDED DECEMBER 31,
                                                       ----------------------------------------------
                                                          2000              1999             1998
                                                       ------------     ------------     ------------

Revenue from oil and gas producing activities ....     $144,900,000     $ 88,000,000     $ 57,000,000
                                                       ------------     ------------     ------------
Production costs .................................       25,700,000       21,000,000       16,300,000
Exploration costs ................................        7,400,000        6,900,000       11,800,000
Depreciation, depletion and amortization .........       30,900,000       30,600,000       22,000,000
                                                       ------------     ------------     ------------
                                                         64,000,000       58,500,000       50,100,000
                                                       ------------     ------------     ------------
Income from producing activities before
  federal income taxes ...........................       80,900,000       29,500,000        6,900,000
Federal income tax provision .....................       30,600,000        9,700,000        2,500,000
                                                       ------------     ------------     ------------
Results of oil and gas producing activities ......     $ 50,300,000     $ 19,800,000     $  4,400,000
                                                       ============     ============     ============

    PER UNIT SALES PRICE AND COSTS (UNAUDITED)

                                                              YEARS ENDED DECEMBER 31,
                                                            ----------------------------
                                                             2000       1999       1998
                                                            ------     ------     ------

Average unit sales price:
  Oil (Bbl) ...........................................     $28.29     $17.01     $12.57
                                                            ======     ======     ======
  Gas (Mcf) ...........................................     $ 3.05     $ 2.17     $ 2.23
                                                            ======     ======     ======
  Net equivalent, thousand cubic feet of gas (6:1) ....     $ 3.32     $ 2.30     $ 2.19
                                                            ======     ======     ======
Average unit production cost:
  Net equivalent, thousand cubic feet of gas (6:1) ....     $  .59     $  .55     $  .62
                                                            ======     ======     ======

     RESERVE QUANTITY INFORMATION (UNAUDITED)

     North Central's proved oil and gas reserves are located principally in the United States with an immaterial amount located in Canada. The quantities in the following table are based upon North Central's estimates as reviewed by independent petroleum engineers. Such estimates are inherently imprecise and may be subject to substantial revisions.

                                                       OIL (Bbl)                                    GAS (Mcf)
                                      --------------------------------------------   ------------------------------------------
                                                 YEARS ENDED DECEMBER 31,                    YEARS ENDED DECEMBER 31,
                                      --------------------------------------------   ------------------------------------------
                                          2000            1999            1998           2000           1999           1998
                                      ------------    ------------    ------------   ------------   ------------   ------------

Proved reserves at
  beginning of year .............        9,100,000       9,500,000      10,300,000    377,700,000    332,200,000    185,700,000

Revisions of previous
  estimates .....................        1,400,000         900,000         400,000     73,400,000     (4,900,000)    (4,600,000)

Extensions, discoveries
  and other additions ...........          800,000         100,000         200,000     61,800,000     39,100,000     10,800,000

Production ......................       (1,200,000)     (1,300,000)     (1,400,000)   (36,500,000)   (30,600,000)   (18,000,000)
Purchases of reserves
  in-place ......................               --              --         300,000             --     42,900,000    161,100,000

Sales of reserves in-place ......               --        (100,000)       (300,000)            --     (1,000,000)    (2,800,000)
                                      ------------    ------------    ------------   ------------   ------------   ------------
Proved reserves at end of
  year ..........................       10,100,000       9,100,000       9,500,000    476,400,000    377,700,000    332,200,000
                                      ============    ============    ============   ============   ============   ============
Proved developed reserves --
  Beginning of year .............        8,400,000       9,000,000       9,300,000    311,400,000    270,500,000    162,400,000
                                      ============    ============    ============   ============   ============   ============

  End of year ...................        9,100,000       8,400,000       9,000,000    366,600,000    311,400,000    270,500,000
                                      ============    ============    ============   ============   ============   ============

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     STANDARDIZED MEASURE OF DISCOUNTED FUTURE CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES (UNAUDITED)

     The following presentation of the standardized measure of discounted future net cash flows is not intended to be a measure of the fair market value of North Central's oil and gas properties nor an estimate of the present value of actual future cash flows to be obtained as a result of their development and production. Instead, it is intended to provide a somewhat better means for comparing the value of North Central's proved reserves at a given time with those of other oil and gas producing companies than is provided by a simple comparison of raw proved reserve quantities.

                                                                          YEARS ENDED DECEMBER 31,
                                                           ---------------------------------------------------------
                                                                2000                 1999                 1998
                                                           ---------------      ---------------      ---------------

Future cash inflows ....................................   $ 5,002,100,000      $ 1,016,500,000      $   747,400,000
Less future production costs ...........................      (545,500,000)        (321,700,000)        (264,100,000)
Less future development costs ..........................      (104,400,000)         (66,700,000)         (44,800,000)
                                                           ---------------      ---------------      ---------------
Future net cash flows before income tax ................     4,352,200,000          628,100,000          438,500,000
Future income taxes ....................................    (1,470,100,000)        (158,300,000)         (98,000,000)
                                                           ---------------      ---------------      ---------------
Future net cash flows ..................................     2,882,100,000          469,800,000          340,500,000
10% discount factor ....................................    (1,430,600,000)        (201,000,000)        (140,400,000)
                                                           ---------------      ---------------      ---------------
Standardized measure of discounted future net cash
flows ..................................................   $ 1,451,500,000      $   268,800,000      $   200,100,000
                                                           ===============      ===============      ===============

    The principal sources of changes in the standardized measure of discounted future net cash flows are as follows:

                                                                        YEARS ENDED DECEMBER 31,
                                                       ---------------------------------------------------------
                                                            2000                  1999                1998
                                                       ---------------      ---------------      ---------------

Standardized measure -- beginning of year ........     $   268,800,000      $   200,100,000      $   138,300,000
Sales, net of production costs ...................        (119,200,000)         (67,000,000)         (40,700,000)
Net change in prices, net of production costs ....       1,355,900,000           74,900,000          (25,700,000)
Extensions, discoveries and other
  additions, net of future production and
  development costs ..............................         358,200,000           21,100,000           15,100,000
Changes in estimated future development
  costs ..........................................          (4,400,000)           3,100,000           (7,100,000)
Revisions of quantity estimates ..................         343,800,000              100,000           (1,300,000)
Accretion of discount ............................          32,300,000           22,500,000           17,500,000
Net change in income taxes .......................        (641,600,000)         (28,900,000)          11,600,000
Purchases of reserves in-place ...................                  --           43,400,000           93,400,000
Sales of reserves in-place .......................                  --             (700,000)          (5,600,000)
Changes in production rates (timing) and
  other ..........................................        (142,300,000)             200,000            4,600,000
                                                       ---------------      ---------------      ---------------

Standardized measure -- end of year ..............     $ 1,451,500,000      $   268,800,000      $   200,100,000
                                                       ===============      ===============      ===============